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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): September 8, 1999
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                          GEO SPECIALTY CHEMICALS, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


    OHIO                              333-70011              34-1708689
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(State or Other Jurisdiction       (Commission           (I.R.S. Employer
     of Incorporation)             File Number)          Identification No.)


         28601 CHAGRIN BOULEVARD, SUITE 210
                CLEVELAND, OHIO                                   44122
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        (Address of Principal Executive Offices)               (Zip Code)


                                  216-464-5564
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              (Registrant's Telephone Number, Including Area Code)


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 8, 1999, GEO acquired, through its newly-formed and wholly-owned French subsidiary GEO Holdings (Europe) SARL, a gallium extraction and purification business from Rhodia Chimie S.A. ("Rhodia") for the French franc equivalent of approximately US $23,300,000, less the amount of debt for borrowed money of the acquired business. The purchase price is subject to a post-closing adjustment based on the change in equity of the business from December 31, 1998 until September 1, 1999. The acquired business provides various grades of gallium to the semi-conductor market for applications in optoelectronics (light emitting diodes) systems and telecommunications. The purchase price of the acquired business was arrived at through arms-length negotiations between GEO and Rhodia.

         The acquisition was structured as a purchase of the shares of a French subsidiary of Rhodia, named Rhod Six S.A., which owns both the French operating assets of a gallium purification business located in Salindres, France and the shares of a German corporation, named Ingal Stade GmbH, with gallium extraction operations in Stade, Germany. The name of Rhod Six S.A. was changed on the date of the closing to GEO Gallium S.A. The management team of GEO Gallium S.A. will be headquartered in Paris, France.

         The source of the funds used to purchase the acquired business was GEO's existing senior revolving credit facility, with various financial institutions and Bankers Trust Company, as the administrative agent, which was amended on September 3, 1999 in order to facilitate the acquisition. The funds obtained by GEO from its senior revolving credit facility were advanced to GEO Holdings (Europe) SARL through a number of inter-company transactions.

         As part of the acquisition, GEO was also granted a three year option to acquire an Australian subsidiary of Rhodia, named Rhodia Pinjarra Pty Ltd., which owns a currently dormant gallium extraction facility near Pinjarra, Australia. The exercise price under the option is the French franc equivalent of approximately US $1,600,000. The exercise price is subject to a post-closing adjustment based on the change in equity of the Australian business from December 31, 1998 until the closing of the purchase of the shares.

ITEM 5.  OTHER EVENTS.

         In connection with the consummation of the acquisition described above, GEO entered into an amended and restated credit agreement with its existing senior lenders, which includes various financial institutions and Bankers Trust Company, as the administrative agent, increasing the availability under its senior revolving credit facility from $25.0 million to $45.0 million. GEO's ability to draw funds under the senior revolving credit facility is subject to, in addition to the restrictions contained in the amended and restated credit agreement, a number of restrictions contained in the indenture governing GEO's currently outstanding $120.0 million in aggregate principal amount of 10 1/8% Senior Subordinated Notes due 2008. The obligations of GEO under the senior revolving credit facility remain secured by a first priority security interest on all


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tangible and intangible assets of GEO, including GEO's ownership interests in its subsidiaries. In addition, the senior revolving credit facility remains senior in right of payment to GEO's outstanding Senior Subordinated Notes.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)-(b) Financial statements and pro forma financial information will be filed, pursuant to the provisions of Item 7(a)(4), in an amendment to this Current Report on Form 8-K filed within 60 days after the date that this filing was required to be made.

         (c) The following are filed as exhibits to this Current Report on Form 8-K:

                  2.1 Stock Purchase Agreement, dated August 6, 1999, by and between GEO Specialty Chemicals, Inc. and Rhodia Chimie S.A.

                  10.1 Credit Agreement, dated March 25, 1997 and amended and restated as of July 31, 1998 and further amended and restated as of September 3, 1999, by and among GEO Specialty Chemicals, Inc., various financial institutions and Bankers Trust Company, as the administrative agent

         The schedules and exhibits attached to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Copies of these schedules and/or exhibits will be provided to the Securities and Exchange Commission upon request.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      GEO SPECIALTY CHEMICALS, INC.


Date: September 23, 1999              By: /s/ William P. Eckman
                                        --------------------------------
                                        William P. Eckman, Executive Vice
                                        President and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit
Number          Exhibit Description
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2.1               Stock Purchase Agreement, dated August 6, 1999, by and between
                  GEO Specialty Chemicals, Inc. and Rhodia Chimie S.A.

10.1 Credit Agreement, dated March 25, 1997 and amended and restated as of July 31, 1998 and further amended and restated as of September 3, 1999, by and among GEO Specialty Chemicals, Inc., various financial institutions and Bankers Trust Company, as the administrative agent